UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 25, 2007

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On July 25, 2007, Advent Software, Inc. (the “Company”) filed a current report on Form 8-K to announce its results of operations for the second quarter ended June 30, 2007. A copy of the Company’s press release entitled “Advent Reports Revenue of $52.4 Million in Second Quarter, 18% Growth Over Prior Year” dated July 25, 2007 (the “Press Release”) and an investor slide presentation entitled “Second Quarter 2007 Earnings Highlights” dated July 25, 2007 (the “Slide Presentation”) was furnished to the Securities Exchange Commission as Exhibit 99.1 of that Form 8-K.

On July 26, 2007, an amended current report on Form 8-K/A (amendment No.1) was filed by the Company to correct two errors on Slide 11 of the Slide Presentation.

This amended current report on Form 8-K/A (amendment No. 2) is being furnished to correct two inadvertent omissions on Slide 11 of the revised Slide Presentation (included with amendment No. 1) to include the Fiscal Year 2007 guidance for (1) Total Expense (including Amortization and Stock Compensation expense) in the range of $202 million to $205 million, and (2) Amortization and Stock Compensation expense of $18.0 million.

There are no other changes to the information contained in the Press Release and revised Slide Presentation furnished on Form 8-K/A on July 26, 2007.

A copy of the revised Slide Presentation is attached as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K/A.

Exhibit No.	Exhibit Description
99.2	Investor slide presentation dated July 25, 2007, revised for the items presented in Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated:  July 27, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.2	Investor slide presentation dated July 25, 2007, revised for the items presented in Item 2.02.